Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-53210 on Form S-8 of LNB Bancorp, Inc. of our report dated, June 25, 2015 appearing in this Annual Report on Form 11-K of Lorain National Bank Employees’ 401(k) Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Columbus, Ohio June 25, 2015